Exhibit 2.1

THE ARTICLES OF INCORPORATION
OF
HAPPYNEST REIT, INC.

In order to form HappyNest REIT, Inc. (the “Corporation”) under the Maryland General Corporation Law (the “MGCL”), the undersigned, Jesse Prince, as sole incorporator (the “Sole Incorporator”), having an address at 1 N. 4th Place, Suite 27L, Brooklyn, NY 11249, and being at least eighteen years of age, does hereby certify as follows:

ARTICLE I
NAME, ADDRESS AND PURPOSES

1.1       Name. The Corporation’s name is HappyNest REIT, Inc.

1.2       Principal Office; Resident Agent. The address of the principal office of the Corporation in the State of Maryland is c/o 1997 Annapolis Exchange Parkway, Suite 300, Annapolis 21401. The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated, whose address is 2405 York Rd, Suite 301, Lutherville Timonium, MD 21093-2264. The resident agent is a Maryland corporation.

1.3       Purpose. The Corporation may engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including without limitation engaging in business as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or as any successor statute (the “Code”).

ARTICLE II
DEFINITIONS

In these Articles, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

“Acquisition Expenses” means expenses paid by or on behalf of the Corporation Group in connection with the acquisition of Properties by the Corporation Group, including without limitation legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of Properties, in each case whether or not consummated.

“Acquisition Fees” means the aggregate amount of all fees and commissions paid by or on behalf of the Corporation Group in connection with the acquisition of Properties by the Corporation Group, including without limitation any and all (i) real estate commissions, (ii) selection, development, construction fees and/or nonrecurring management fees, (iii) loan fees or points, or (iv) any fees of a similar nature, however designated, but excluding development, construction and loan brokerage fees paid to persons not affiliated with the Sponsor or Advisor.

“Advisor” means the person responsible for directing or performing the Corporation Group’s day-to-day business, including any person to which substantially all such functions are subcontracted. HappyNest Advisors, LLC is the Advisor as of the date hereof.

“Affiliate” means, with respect to any person, (i) any person directly or indirectly owning, controlling, or holding, with power to vote, 10% or more of the outstanding voting securities of the first person; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by the first person; (iii) any person directly or indirectly controlling, controlled by, or under common control with the first person; (iv) any executive officer, director, trustee, or general partner of such other person; or (v) any legal entity for which the first person acts as an executive officer, director, trustee, or general partner.

“Asset Management Fee” means, with respect to any month, 0.0417% of the Corporation Group’s Total Invested Value, calculated as of the close of business on the last business day of the immediately preceding month.

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“Average Invested Assets” means, for any period, the average of the aggregate book value of the Property of the Corporation Group on a consolidated basis in accordance with GAAP, invested, directly or indirectly, in equity interests in, and loans secured by, real estate (before additions to reserves for amortization and depreciation, impairments, bad debts or other similar non-cash reserves) computed by taking the average of such values at the end of each month during such period.

“Average Liquid Assets” means, for any period, the average of the aggregate value of the Liquid Assets of the Corporation Group on a consolidated basis in accordance with GAAP.

“Board of Directors” means the Board of Directors of the Corporation.

“Bylaws” means the Bylaws of the Corporation, as in effect from time to time.

“Contract Price” means (i) in the case of the acquisition of a Property, the amount actually paid or allocated by the Corporation Group to the purchase, development, construction or improvement of such Property (exclusive of Acquisition Fees and Acquisition Expenses) and (ii) in the case of the disposition of a Property, the amount actually received by the Corporation Group in respect of such Property (exclusive of Disposition Fees and Disposition Expenses).

“Corporation Group” means the Corporation together with its direct and indirect subsidiaries.

“Director” means a member of the Board of Directors of the Corporation.

“Disposition Expenses” means expenses paid by or on behalf of the Corporation Group in connection with the disposition of Properties by the Corporation Group, including without limitation legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments, accounting fees and expenses, title insurance and miscellaneous expenses related to disposition of Properties, in each case whether or not consummated.

“Disposition Fee” means the aggregate amount of all fees and commissions paid by or on behalf of the Corporation Group in connection with the disposition of Properties by the Corporation Group, including without limitation any and all real estate commissions and fees of a similar nature but excluding fees paid to persons not affiliated with the Sponsor or Advisor.

“GAAP” means U.S. generally accepted accounting principles, consistently applied, as in effect from time to time.

“Independent Director” means a Director who is not as of the time in question, and has not been in the two years prior to such time, associated directly or indirectly, with the Sponsor or Advisor. For purposes of this definition, (a) a Director shall be deemed to be associated with the Sponsor or Advisor if he or she (i) owns an interest in the Sponsor, Advisor, or any of their Affiliates; (ii) is employed by the Sponsor, Advisor, or any of their Affiliates; (iii) is an officer or director of the Sponsor, Advisor, or any of their Affiliates; (iv) performs services, other than as a Director, for the Corporation; (v) is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or (vi) has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates; (b) an “indirect association” includes an association resulting from a spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law of a Director with (or within the past two years) with the Sponsor, Advisor, any of their Affiliates or the Corporation and (c) a business or professional relationship shall per se be deemed material if the gross revenue derived by the prospective Independent Director from the Sponsor, the Advisor or their Affiliates exceeds 5.0% of the annual gross revenue, derived from all sources, during either of the last two years; or net worth, on a fair market value basis, of the prospective Independent Director.

“Independent Expert” means a person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation Group.

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“Liquid Assets” means liquid non-real estate assets and securities, including cash and cash equivalents.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real estate investment trusts published by the North American Securities Administrators Association in effect on the date hereof.

“NAV” means (i) the total assets (other than intangibles) of the Corporation Group on a consolidated basis in accordance with GAAP, measured as of the cost thereof (before additions to reserves for amortization and depreciation, impairments, bad debts or other similar non-cash reserves) minus (ii) the total liabilities of the Corporation Group on a consolidated basis in accordance with GAAP, in each case calculated at least semi-annually as of March 31 and September 30 of each year.

“NAV Per Share” means the quotient of (i) the NAV for any period divided by (ii) the number of Shares issued and outstanding as of the last day of the same period, determined in accordance with the principles established from time to time by the Board of Directors. As of the date hereof, the principles for determination of the NAV Per Share are set forth in the offering circular for the Corporation; from and after the date hereof, the Board of Directors may from time to time update or amend such principles for determination of the NAV Per Share as it determines to be appropriate.

“Net Income” means, for any period, (i) the total revenues of the Corporation Group on a consolidated basis in accordance with GAAP, for such period minus (ii) the expenses of the Corporation Group on a consolidated basis in accordance with GAAP, for such period (before additions to reserves for amortization and depreciation, impairments, bad debts or other similar non-cash reserves). No incentive fee is contemplated to be paid to the Advisor, but if such a fee were to be paid, the calculation of Net Income would exclude, for purposes of calculating the Total Operating Expenses in accordance with the NASAA REIT Guidelines, the gain from the sale of assets of the Corporation or its direct or indirect subsidiaries if any incentive fee is paid to the Advisor for such period.

“Organization and Offering Expenses” means any and all expenses paid or payable by the Corporation (including by way of reimbursement of the Sponsor, the Advisor or their Affiliates) in connection with the Corporation’s organization and the offering of interests in the Corporation, including without limitation expenses for printing, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

“Property” means any and all properties, real, personal or otherwise, tangible or intangible, which are owned or held by or on behalf of, or for the account of the Corporation Group (including all rents, income, profits and gains therefrom), whether directly or indirectly through joint ventures, or other partnerships, or other legal entities.

“Roll-up” means a transaction involving the acquisition, merger, conversion, or consolidation of the Corporation (either directly or indirectly) and the issuance of securities of a Roll-up Entity, excluding (i) a transaction involving securities of the Corporation if listed for at least twelve months on a national securities exchange or (ii) a transaction involving the conversion to trust or association form of only the Corporation if there will be no significant adverse change as a result of the transaction in the voting rights of the Corporation’s Stockholders, the Corporation’s term of existence or investment objectives or the Sponsor or Advisor’s compensation.

“Roll-up Entity” mean a partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-up transaction.

“Shares” means shares of Common Stock (as defined in Article III).

“Stockholder” mean holders of Shares.

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“Sponsor” means (i) any person directly or indirectly instrumental in organizing, wholly or in part, the Corporation Group or (ii) any person who will control, manage or participate in the management of the Corporation Group, and any Affiliate of such person, but excluding in each case (x) a person whose sole relationship with the Corporation is that of an independent property manager of the Corporation Group’s Properties, and whose only compensation is as such, (y) wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services and (z) officers, directors and employees solely of the Corporation. Unless excluded from the definition of “Sponsor” in the preceding sentence, a person may also be deemed a “Sponsor” by (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation, either alone or in conjunction with one or more other persons; (b) receiving a material participation in the Corporation Group in connection with the founding or organizing of the business of the Corporation Group, in consideration of services or property, or both services and property; (c) having a substantial number of relationships and contacts with the Corporation Group; (d) possessing significant rights to control the assets owned by the Corporation Group; (e) receiving fees for providing services to the Corporation Group which are paid on a basis that is not customary in the industry; or (f) providing goods or services to the Corporation Group on a basis which was not negotiated at arms length with the Corporation Group. As of the date hereof, Vitellus, LLC, a Delaware limited liability company, is a “Sponsor” of the Corporation.

“Total Invested Value” means, for any period, the sum of the Average Invested Assets plus the Average Liquid Assets.

“Total Operating Expenses” means the aggregate amount of all expenses incurred or paid by or on behalf of the Corporation Group on a consolidated basis in accordance with GAAP, including fees of the Advisor, but excluding: (i) the expenses of raising capital (such as Organization and Offering Expenses), (ii) legal, audit, accounting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration, if any, of the Shares, (iii) interest payments; (iv) taxes; (v) non-cash expenditures such as depreciation, amortization, impairments bad debt, or other similar non-cash reserves; (vi) incentive fees paid in compliance with the NASAA REIT Guidelines; (vii) Acquisition Fees, Acquisition Expenses, Disposition Fees, Disposition Expenses, and (viii) real estate commissions on resale of Properties and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other Properties (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of Properties).

“Unimproved Real Property” means real property directly or indirectly owned by the Corporation which has the following three characteristics: (i) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (ii) has no development or construction in process on such land; and (iii) no development or construction on such land is planned in good faith to commence on such land within one year. As of the date hereof, the Corporation does not expect to own Unimproved Real Property.

ARTICLE III
SHARES; STOCKHOLDERS

3.1          Authorized Shares.

(a)       The Corporation shall have the authority to issue up to 250,000,000 shares of stock, consisting of up to 200,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), and up to 50,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

(b)       Upon approval of a majority of the entire Board of Directors and without any action by the Stockholders, the Board of Directors may amend these Articles from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

(c)       Upon the payment of such amount of consideration for shares of stock as may be determined by the Board of Directors in its sole discretion and the issuance of shares of stock in connection therewith by the Corporation, such shares shall be non-assessable.

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(c)       If shares of one class of stock shall be classified or reclassified into shares of another class of stock pursuant to Section 3.2, 3.3 or 3.4, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, such that the aggregate number of shares of stock of all classes that the Corporation has the authority to issue does not exceed the then total number of authorized shares of the Corporation’s stock.

(d)       The Corporation may issue fractional Shares.

3.2          Common Stock. Each Share shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued Shares from time to time into one or more classes or series of stock.

3.3          Preferred Stock. The Board of Directors may approve the issuance of Preferred Stock, classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock. The designation of the rights and preference of Preferred Stock, and the issuance of Preferred Stock, must be approved by a majority of the Independent Directors not interested in the transaction. The Independent Directors are authorized to consult with counsel for the Corporation or independent counsel at the expense of the Corporation before deciding whether to approve the issuance of Preferred Stock.

3.4          Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors shall (i) designate that class or series to distinguish it from all other classes and series of stock of the Corporation, (ii) specify the number of shares to be included in the class or series; (iii) set or change, subject to the provisions of this Article III and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of stock set or changed pursuant to clause (iii) of this Section 3.4 may be made dependent upon facts or events ascertainable outside these Articles (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof; provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document.

3.5          No Certificates. Unless otherwise provided by the Board of Directors, the Corporation shall not issue stock certificates. The Corporation shall continue to treat the holder of uncertificated capital stock registered on its stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form provided by the Corporation for that purpose. With respect to any shares of capital stock that are issued without certificates, information regarding restrictions on the transferability of such shares that would otherwise be required by the MGCL to appear on the stock certificates will instead be furnished to Stockholders upon request and without charge.

3.6          Articles and Bylaws. The rights of all Stockholders and the terms of all shares of capital stock of the Corporation are subject to the provisions of these Articles and the Bylaws.

3.7          Election and Removal of Directors; Quorum.

(a)       A majority of Stockholders in person or represented by proxy at an annual or special meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. Except as otherwise provided in these Articles, the holders of majority of the voting shares, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of business.

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(b)       Any Director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of at least a majority of the then outstanding Shares without the necessity for concurrence by the Directors.

3.8          Preemptive Rights and Appraisal Rights.

(a)       Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to this Article III or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

(b)       Holders of shares of stock shall not be entitled to exercise any rights of an objecting Stockholder provided for under MGL Title 3, Subtitle 2 unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE IV
THE BOARD OF DIRECTORS

4.1          Number and Experience of Directors; Initial Directors.

(a)       The number of Directors of the Corporation shall be fixed by, or in the manner provided in the Bylaws, and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws, but in no event shall there be less than three (3) or more than seven (7) Directors. In any event, the number of Directors shall never be less than the minimum number required under the MGCL.

(b)       Except during a period of vacancy or vacancies on the Board of Directors, a majority of the Directors shall at all times consist of persons who meet the qualifications to be Independent Directors. A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of asset being acquired by the Corporation. At least one of the Independent Directors shall have three years of relevant real estate experience.

(c)       The names of the Directors who shall act until the first meeting or until their successors are duly chosen and qualified are: Jesse Prince, Thomas K. Engberg, Jeffrey Krasner, Ryan Severino, Lindsay Ornstein and Christopher Caltabiano.

4.2          Removal of Directors; Vacancies.

(a)       Subject to Section 4.2(b), upon becoming eligible to make the election provided for by MGCL Section 3-802(a)(2), the Corporation hereby elects to become subject to MGCL Section 3-804(c). MGCL Section 3-804(c) states that, except as may be provided by the Board of Directors in establishing the terms of any class or series of stock, (i) any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and (ii) any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.

(b)       Notwithstanding Section 4.2(a), vacanies among, as well as replacements for, Independent Directors shall be nominated solely by the Independent Directors.

4.3          Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in these Articles or the Bylaws.

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4.4          Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with these Articles, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (i) Acquisition Expenses, Acquisition Fees, Average Invested Assets, Contract Price, Disposition Expenses, Disposition Fees, Net Income, NAV, and NAV Per Share, (ii) the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock, (iii) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, cash flow, funds from operations, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets, in each case of the Corporation Group, (iv) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges of the Corporation Group, and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged), (v) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation, (vi) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation Groupor of any shares of stock of the Corporation Group, (vii) the number of shares of stock of any class or series of the Corporation; (viii) any matter relating to the acquisition, holding and disposition of any assets of the Corporation or its direct or indirect subsidiaries, or (ix) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, these Articles or the Bylaws or otherwise to be determined by the Board of Directors.

4.5          Duties of Directors. At or before the first meeting of the Board of Directors, these Articles shall be reviewed and ratified by a majority vote of the Directors and of the Independent Directors. The Board of Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Advisor to assure that such policies are carried out. A majority of the Independent Directors must approve matters to which Sections 4.2(b), 4.5, 5.1(a), 5.1(c), 5.2, 7.2, 8.1 – 8.10, 8.11(xi), or 9.2 of these Articles apply.

4.6          Fiduciary Duty. Each Director and Advisor shall be in a fiduciary relationship to the Corporation and the Stockholders. The Directors shall also have a fiduciary duty to the Stockholders to supervise the relationship of the Corporation with the Advisor.

4.7          Management of Money and Property Received for Shares. The management all money and property received for the issuance of Shares for the benefit of the Stockholders shall be under the oversight of the Board of Directors.

ARTICLE V
FEES, COMPENSATION AND EXPENSES

5.1          Total Fees and Expenses; Total Operating Expenses.

(a)       The Independent Directors shall determine, from time to time but no less often than annually, that the total fees and expenses of the Corporation are reasonable in light of the investment performance of the Corporation, its NAV, its NAV Per Share, its Net Income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors.

(b)       Without limitation of Section 5.1(a), absent a satisfactory showing to the contrary, the Total Operating Expenses shall be deemed to be excessive if in any fiscal year they exceed the greater of 2.0% of its Average Invested Assets or 25% of its Net Income for such year; provided, that the requirements of this Section 5.1(b) are hereby waived until the earlier of (x) December 31, 2019 and (y) the date on which the NAV first exceeds ten million dollars ($10,000,000).

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(c)       The Independent Directors shall have the responsibility to limit Total Operating Expenses to amounts that do not exceed the limitations set forth in Section 5.1(a) and 5.1(b) (for purposes of Section 5.1(b), from and after the time such provision first comes into effect) unless they make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year (which such finding and the reasons thereof shall be reflected in the minutes of the meeting of the Board of Directors); provided, that from and after Section 5.1(b) first comes into effect, within 60 days after the end of any fiscal quarter of the Corporation for which Total Operating Expenses (for the 12 months then ended) exceeded 2.0% of Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Stockholders a notification thereof, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event the Independent Directors do not determine such excess expenses are justified, the Directors shall cause the Advisor to reimburse the Corporation at the end of the 12 month period the amount by which the aggregate annual expenses paid or incurred by the Corporation exceed the limitations herein provided.

5.2          Advisory Contract; Advisor Compensation.

(a)       Prior to entry into an advisory contract between any Advisor and the Corporation, the Directors shall (i) determine that the Advisor, including any successor Advisor, possesses sufficient qualifications to perform the advisory function for the Corporation and justify the compensation provided for in its contract with the Corporation and (ii) evaluate the performance of each Advisor. The criteria used in such evaluation shall be reflected in the minutes of such meeting.

(b)       Each advisory contract shall (i) have a term of no more than one year, (ii) be terminable by a majority of the Independent Directors, or the Advisor, on 60 days’ written notice without cause and without penalty; and (iii) provide that upon termination of such contract, the Advisor shall cooperate with the Corporation and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function.

(c)       The Independent Directors shall determine from time to time and no less often than annually that the compensation which the Corporation contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the NASAA REIT Guidelines. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based on the factors set forth below and all other factors such Independent Directors may deem relevant and the findings of such Directors on each of such factors shall be recorded in the minutes of the Board of Directors: (i) the size of the advisory fee in relation to the size, composition, and profitability of the Corporation; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the Corporation’s assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the Corporation’s assets in relationship to the investments generated by the Advisor for its own account.

5.3          Organization and Offering Expenses. The Organization and Offering Expenses shall be reasonable and in no event exceed 3.0% of the aggregate proceeds raised in the offering of the Shares (over time).

5.4          Asset Management Fee. The Corporation shall make a cash payment to the Advisor on the first business day of each month during the term of the advisory agreement equal to 0.0417% of the Corporation’s Total Invested Value, calculated as of the close of business on the last business day of the immediately preceding month. The Advisor may elect to defer or waive all or any portion of such asset management fee in its sole discretion; provided, that no interest shall accrue on any such deferred asset management fee.

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5.5          Acquisition Fees and Acquisition Expenses. All Acquisition Fees and Acquisition Expenses shall be reasonable and shall not in aggregate exceed (i) 3.0% of the Contract Price of a Property and (ii) when combined with all other broker fees paid by or on behalf of the Corporation Group in connection with the acquisition of a Property by the Corporation Group, 6.0% of the Contract Price of such Property; provided, a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

5.6          Disposition Fees and Disposition Expenses. All Disposition Fees and Disposition Expenses shall be reasonable and shall not in aggregate exceed (i) 3.0% of the Contract Price of a Property and (ii) when combined with all other broker fees paid by or on behalf of the Corporation Group in connection with the disposition of a Property by the Corporation Group, 6.0% of the Contract Price of such Property; provided, a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

5.7          Sponsor Fee. The Sponsor shall be entitled to charge a monthly per subscriber or per account fee of up to $1 per subscriber or account per month in respect of the license of its technology to the Corporation.

ARTICLE VI
REIT TAX COMPLIANCE; TRANSFER RESTRICTIONS

6.1          Definitions. For purposes of this Article VI, the following terms shall have the following meanings:

“Acquire” means the acquisition of Beneficial or Constructive Ownership of Shares by any means, including without limitation the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but excluding the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“Applicable Event” means any Transfer, Acquisition, change in the capital structure of the Corporation, other purported change in Beneficial or Constructive Ownership (including actual ownership) of Shares or other event or transaction that, if effective, would have an effect described in Section 6.2 or 6.3, as the case may be.

“Beneficial Ownership” means ownership of Shares by an individual who would be treated as an owner of such shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544, as modified by Section 856(h)(1)(B). “Individuals” also shall include any organization, trust or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Constructive Ownership” means ownership of Shares by a Person who would be treated as an owner of such shares, either actually or constructively, directly or indirectly, though the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Excess Shares Trust” mean the trust created pursuant to Section 6.12.

“Excess Shares Trustee” means, as applicable, (i) the Corporation in its capacity as Trustee of the Excess Shares Trust and (ii) any successor trustee appointed by the Corporation.

“Ownership Limit” means, except as provided below, 9.8% of the outstanding Shares.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of l934, as amended.

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“Purported Beneficial Holder” means, with respect to any purported Transfer or Acquisition that results in Excess Shares, the Person for whom the applicable Purported Record Holder held the Shares that were, pursuant to Section 6.3, automatically exchanged for Excess Shares upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“Purported Beneficial Transferee” means, with respect to any purported Transfer or Acquisition that results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares if such Transfer or Acquisition had been valid under Section 6.2(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“Purported Record Holder” means, with respect to any purported Transfer or Acquisition that results in Excess Shares, the record holder of the Shares that were, pursuant to Section 6.3, automatically exchanged for Excess Shares upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder can be the same Person.

“Purported Record Transferee” means, with respect to any purported Transfer or Acquisition which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Section 6.2. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“Restriction Termination Date” means the first day after the date hereof on which the Board of Directors and the Stockholders determine that it is no longer in the best interests of the Corporation to attempt, or continue, to qualify as a REIT.

“Transfer” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Shares or the right to vote or receive dividends on Shares (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or the right to vote or receive dividends on Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise). The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

6.2          Ownership and Transfer Limitations. Notwithstanding any other provision of these Articles, except as provided in Sections 6.9 and 6.10, from and after the date hereof and prior to the Restriction Termination Date:

(a)       No Person shall Beneficially or Constructively Own Shares in excess of the Ownership Limit.

(b)      Any Applicable Event that would result in:

(i)       Any Person Beneficially or Constructively Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Applicable Event with respect to that number of Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee the Purported Beneficial Holder or the Purported Record Holder, as applicable, shall acquire any rights in that number of Shares.

(ii)       A reduction in the number of Stockholders such that Shares are actually owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Applicable Event with respect to that number of Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial or Constructive Owner) shall acquire no rights in that number of Shares.

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(iii)       The Corporation failing to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Applicable Event with respect to that number of Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Shares.

(iv)       The Corporation (A) owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code and (B) failing to satisfy any of the gross income requirements of Section 856(c) of the Code, shall be void ab initio as to the Applicable Event with respect to that number of Shares which would cause the Corporation to own an interest (directly or Constructively) in a tenant that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Shares.

(v)       The Corporation being considered a “pension-held REIT” within the meaning of Section 856(h)(30(D) of the Code shall be void ab initio as to the Applicable Event with respect to that number of Shares that would cause the Corporation to have such status, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Shares.

6.3          Exchange for Excess Shares. If, notwithstanding the other provisions contained in this Article VI, at any time from and after the date hereof and prior to the Restriction Termination Date, there is an Applicable Event that would result in:

(a)       Any Person Beneficially or Constructively Owning Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 6.9, such number of Shares in excess of the Ownership Limit; or

(b)       A violation of any restrictions described in Section 6.2 or, directly or indirectly, for any reason causing the Corporation to fail to qualify as a REIT, then the number of Shares being Transferred or Acquired or which are otherwise affected by the Applicable Event and which would result in a violation of any of the restrictions described in Section 6.2 or, directly or indirectly, would for any reason cause the Corporation to fail to qualify as a REIT, shall automatically be exchanged for an equal number of excess shares (“Excess Shares”) having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the Applicable Event. This Section 6.3 may become operative because of the purported ownership of Shares by two or more (i) partners of a partnership, (ii) Stockholders of a corporation or (iii) members of any other Person, and in such event, the Board of Directors shall have the authority in its sole discretion to determine the number of Shares and the identity of the Shares held by each partner, Stockholder or member that automatically shall be exchanged for an equal number of Excess Shares.

6.4       Remedies For Breach. If the Board of Directors or its designee shall at any time determine in good faith that an Applicable Event has taken place in violation of Section 6.2 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Shares in violation of Section 6.2, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Applicable Event, including without limitation refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, that any Applicable Event in violation of Section 6.2 (as applicable) shall be void ab initio and, where applicable, automatically shall result in the exchange described in Section 6.3, irrespective of any action (or inaction) by the Board of Directors or its designee.

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6.5          Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Shares in violation of Section 6.2 and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Shares resulting in an exchange for Excess Shares, pursuant to Section 6.3, or otherwise, immediately shall give written notice to the Corporation, or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition or other purported change in Beneficial or Constructive Ownership on the Corporation’s status as a REIT.

6.6          Owners Required To Provide Information. From and after the date hereof and prior to the Restriction Termination Date:

(a)            Each owner of more than 5%, or such lower percentage or percentages as may be determined pursuant to regulations under the Code or as may be requested by the Board of Directors in its sole discretion, of the outstanding shares of the Shares annually shall, no later than January 31 of each calendar year, give written notice to the Corporation stating (i) the name and address of such owner; (ii) the number of shares of the Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such ownership on the Corporation’s status as a REIT and to ensure compliance with the applicable Ownership Limit and other restrictions set forth herein.

(b)            Each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit and other restrictions set forth herein.

6.7          Remedies Not Limited. Nothing contained in this Article VI shall limit the scope or application of the provisions of this Article VI, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its Stockholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

6.8          Ambiguity. In the case of ambiguity in the application of Article VI, including any definition in Section 6.1, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of Article VI with respect to any situation, based on the facts known to it.

6.9          Exceptions. With respect to the period ending December 31, 2018, the Board of Directors may, in its discretion, waive the restrictions in Sections 6.2(b)(ii) and (iii); provided that such restrictinos will apply beginning on January 1, 2019. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in Section 6.2(b)(ii)-(v) will not be violated (taking into account the preceding sentence), may waive or change, in whole or in part, the application of the Ownership Limit with respect to any Person. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or Affiliates and may impose such other conditions, as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Shares on the Corporation’s status as a REIT.

6.10        Increase in Ownership Limit. Subject to Section 6.11, the Board of Directors is hereby expressly vested with the full power and authority from time to time to increase the Ownership Limit. No such increase shall constitute or be deemed to constitute an amendment of these Articles, and shall take effect automatically without any action on the part of any Stockholder as of the date specified by the Board of Directors that is subsequent to the Board resolution approving and effecting such reduction

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6.11      Limitations on Modifications. The Ownership Limit may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Corporation would be “closely held” within the meaning of Section 856(h) of the Code (assuming ownership of Shares by all Persons equal to the greatest of (i) the actual ownership, (ii) the Beneficial Ownership of Shares by each Person, or (iii) the Ownership Limit with respect to such Person). Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Corporation’s status as a REIT. The Ownership Limit may not be increased to a percentage that is greater than 9.8%.

6.12        Excess Shares.

(a)       Ownership In Trust. Upon any Applicable Event that results in Excess Shares pursuant to Section 6.3, such Excess Shares shall be deemed to have been transferred to the Corporation, as Excess Shares Trustee of an Excess Shares Trust. Excess Shares so held in trust shall be issued and outstanding shares of the Corporation. The Purported Record Transferee (or Purported Record Holder) shall have no rights in such Excess Shares).

(b)       Dividend Rights. Excess Shares shall not be entitled to any dividends or distributions (except as provided in Section 6.12(c)). Any dividend or distribution paid prior to the discovery by the Corporation that the Shares have been exchanged for Excess Shares shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such Excess Shares.

(c)       Rights Upon Liquidation. Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of Excess Shares shall be entitled to receive, ratably with (i) each other holder of such Excess Shares and (ii) each holder of Shares, that portion of the aggregate assets available for distribution to holders of Shares (including holders of Excess Shares resulting from the exchange of Shares pursuant to Section 6.3), determined in accordance with applicable law, as the number of such Excess Shares held by such holder bears to the total number of outstanding Shares and outstanding Excess Shares then outstanding. The Corporation, as holder of the Excess Shares in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares exceed (i) the price per share such holder paid for the Shares in the Applicable Event that resulted in the Excess Shares or (ii) if the holder did not give full value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the NAV Per Share on the date of the Applicable Event that resulted in such Excess Shares or the NAV Per Share on the date they were exchanged for the Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Shares and Excess Shares resulting from the exchange of Shares to the extent permitted by the foregoing limitations.

(d)       Voting Rights. Holders of Excess Shares shall not be entitled to vote on any matters with respect to such Excess Shares (except as required by the MGCL).

(e)       Restrictions on Transfer. Excess Shares shall not be Transferable; provided, that if the Transfer restriction set forth in this Section 6.12(e) or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Excess Shares as to which such restrictions would otherwise, by their terms, apply, and to hold such Excess Shares on behalf of the Corporation.

(f)       Purchase Right in Excess Shares. The Corporation shall have the right to purchase any or all Excess Shares at a price per share equal to the price per share in the Applicable Event that created such Excess Shares (or, in the case of a devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares, the NAV Per Share at the time of such devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares). Such purchase right shall be exercisable for a period of ninety (90) days from the later of (i) the date of the Applicable Event that resulted in such Excess Shares and (ii) the date on which the Board of Directors determines in good faith that an Applicable Event resulting in Excess Shares has occurred, if the Corporation does not receive a notice pursuant to Section 6.4, but in no event later than a permitted Transfer pursuant to, and in compliance with, the terms of Section 6.12(e).

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(g)       Remedies Not Limited. Nothing contained in this Article VI shall limit the scope or application of the provisions of this Section 6.12, the ability of the Corporation to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its Stockholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

6.13       Severability. If any provision of this Article VI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article VI shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

6.14       Waiver. The Corporation shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article VI if the Corporation determines, based on an opinion of tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Corporation as a REIT.

ARTICLE VII

ADDITIONAL REIT MATTERS; INFORMATION; REPORTING

7.1          REIT Qualification. If the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VI is no longer required for REIT qualification.

7.2          Dividend Reinvestment Plans. The Board of Directors may establish, from time to time, a dividend reinvestment plan or plans. Under any dividend reinvestment plan, (i) all material information regarding dividends to the Stockholders and the effect of reinvesting such dividends, including the tax consequences thereof, shall be provided to the Stockholders not less often than annually, and (ii) each Stockholder participating in such plan shall have a reasonable opportunity to withdraw from the plan not less often than annually after receipt of the information required in clause (i) above.

7.3          Distribution Reports. The Board of Directors, including the Independent Directors, shall take such steps as necessary to cause to be prepared and made available to all Stockholders, with respect to any distribution to Stockholders of income or capital assets of the Trust, a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution, and the written statement disclosing the source of the funds distributed will be sent to the Stockholders not later than 60 days after the close of the fiscal year in which the distribution was made.

7.4          Share Repurchase Plans. The Board of Directors may establish, from time to time, a share repurchase plan or plans if it does not impair the capital or operations of the Corporation; provided, that the Corporation shall not be obligated to repurchase any Shares or any specific amount of Shares. The Sponsor, Advisor, Directors or their Affiliates are prohibited from receiving a fee on the repurchase of Shares by the Corporation.

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7.5          Reports to Stockholders. The Corporation shall prepare and distribute to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after December 31, 2018, which shall include: (i) financial statements prepared in accordance with GAAP that are audited and reported on by the Corporation’s independent certified public accountants; (ii) the ratio of the costs of raising capital during the year to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Corporation’s Advisor  and any Affiliates of the Advisor by the Corporation or third parties doing business with the Corporation during the year; (iv) the Corporation’s Total Operating Expenses for the year stated as a percentage of Average Invested Assets and as a percentage of Net Income; (v) report from the conflicts committee of the Board of Directors that the Corporation’s policies are in the best interests of the Stockholders and the basis for such determination; and (vi) a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation and its Advisor, a Director or any Affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

7.6          Access to Records.

(a)          The Corporation shall maintain at its principal office an alphabetical list of the names of the Stockholders, along with their addresses and telephone numbers and the number of Shares held by each of them. The Corporation will update this Stockholder list at least quarterly and make it available for inspection at its principal office by a Stockholder or his or her designated agent upon request of the Stockholder for a proper purpose related to their status as a Stockholder. The Corporation may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes or other improper purposes.

(b)          If the Advisor or Board of Directors neglects or refuses to make available a copy of the Stockholder list as requested, the Advisor and/or Board, as the case may be, shall be liable to the Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder list and any actual damages suffered by any Stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder list is not for a proper purpose but is instead for the purpose of securing such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Corporation or in a way or manner that would damage or adversely affect the Corporation or other Stockholders. The Corporation may require that the Stockholder requesting the Stockholder list represent that the request is not for a commercial purpose unrelated to the Stockholder’s interest in the Corporation or in a way or manner that would damage or adversely affect the Corporation or other Stockholders. The remedies provided by this Section to Stockholders requesting copies of the Stockholder list are in addition to, and do not in any way limit, other remedies available to Stockholders under federal law, or the law of any state.

ARTICLE VIII
CONFLICTS OF INTEREST AND INVESTMENT RESTRICTIONS

8.1          Sales and Leases to the Corporation. The Corporation shall not purchase a Property from the Sponsor, Adviser, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the Property to the Sponsor, Advisor, Director or any Affiliate thereof, as applicable, or if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such Property to the Corporation exceed its current appraised value.

8.2          Sales and Leases to Sponsor, Advisor, Directors, or any Affiliate. A Sponsor, Advisor, Director, or any Affiliate thereof shall not acquire a Property from the Corporation unless approved by a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Corporation. The Corporation may lease a Property to a Sponsor, Advisor, Director, or any Affiliate thereof only if approved by a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Corporation.

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8.3          Loans. No loans may be made by the Corporation to the Sponsor, Advisor, Director, or any Affiliate thereof other than direct or indirect wholly owned subsidiaries of the Corporation. The Corporation may not borrow money from the Sponsor, Advisor, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Corporation than loans between unaffiliated parties under the same circumstances.

8.4          Investments. The Corporation shall not invest in joint ventures with the Sponsor, Advisor, Director, or any Affiliate thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to the Corporation and on substantially the same terms and conditions as those received by the other joint venturers. The Corporation shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

8.5          Statement of Objectives.  The Independent Directors shall review the investment policies of the Corporation with sufficient frequency and no less often than annually to determine that the policies being followed by the Corporation at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Directors.

8.6          Multiple Programs.  The method for the allocation of the acquisition of Properties by two or more programs of the same Sponsor or Advisor seeking to acquire similar types of assets shall be reasonable. It shall be the duty of the Directors (including the Independent Directors) to insure such method is applied fairly to the Corporation.

8.7          Other Transactions.  All other transactions between the Corporation and the Sponsor, Advisor, Director, or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

8.8          Appraisal of Real Property.  The consideration paid for real property acquired by the Corporation shall ordinarily be based on the fair market value of the Property as determined by a majority of the Directors. In cases in which a majority of the Independent Directors so determine, and in all cases in which assets are acquired from the Advisors, Directors, Sponsors or Affiliates thereof, such fair market value shall be as determined by an Independent Expert selected by the Independent Directors.

8.9          Roll-Up Transaction.

(a)       In connection with a proposed Roll-up, an appraisal of all Corporation assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal shall be filed with the Securities and Exchange Commission and any applicable state securities commissioner as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of the Securities Act of 1933, §11, and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal. Corporation assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Corporation’s assets as of a date immediately prior to the announcement of the proposed Roll-up transaction. The appraisal shall assume an orderly liquidation of Corporation assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and its investors. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the investors in connection with a proposed Roll-Up.

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(b)       In connection with a proposed roll-up, the person sponsoring the Roll-up shall offer to Stockholders who vote “no” on the proposal the choice of: (i) accepting the securities of the Roll-up Entity offered in the proposed Roll-up; or (ii) one of the following: (A) remaining as Stockholders of the Corporation and preserving their interests therein on the same terms and conditions as existed previously; or (B) receiving cash in an amount equal to the Stockholders’ pro-rata share of the appraised value of the NAV of the Corporation.

(c)       The Corporation shall not participate in any proposed roll-up that would result in Stockholders having democracy rights in the roll-up entity that are less than those provided for under the NASAA REIT Guidelines.  The Corporation shall not participate in any proposed Roll-up in which investors’ rights of access to the records of the Roll-up entity will be less than those provided for under NASAA REIT Guidelines. The Corporation shall not participate in any proposed Roll-up in which any of the costs of the transaction would be borne by the Corporation if the Roll-up is not approved by the Stockholders. The Corporation shall not participate in any proposed Roll-up which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity). The Corporation shall not participate in any proposed roll-up which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of Shares held by that investor.

8.10        Leverage.  The aggregate borrowings of the Corporation together with its direct and indirect subsidiaries on a consolidated basis, if any, secured and unsecured, shall be reasonable in relation to the NAV and shall be reviewed by the Directors at least quarterly. The maximum amount of such borrowings in relation to the NAV shall, in the absence of a satisfactory showing that higher level of borrowing is appropriate, not exceed 50%. Notwithstanding the foregoing, calculations made pursuant to this Section 8.10 shall not include borrowings outstanding under a revolving credit facility (or similar agreement) entered into by the Corporation or its direct and indirect subsidiaries relating to the initial acquisition of Properties. Any excess in borrowing over such 50% level shall be approved by a majority of the Independent Directors and disclosed to the Stockholders in the next quarterly report of the Corporation, along with justification for such excess.

8.11        Restrictions. The Corporation will not engage in any of the following investment practices or activities: (i) invest in commodities or commodity future contracts; (ii) invest more than 10% of its total assets in Unimproved Real Property or indebtedness secured by a deed of trust or mortgage loans on Unimproved Real Property; (iii) invest in indebtedness (“junior debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“senior debt”), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 85% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Corporation and its direct and indirect subsidiaries (as shown on the books of the Corporation in accordance with GAAP after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the tangible assets the Corporation together with its direct and indirect subsidiaries. The value of all investments in junior debt of the Corporation together with its direct and indirect subsidiaries which does not meet the aforementioned requirements would be limited to 10% of the Corporation’s tangible assets (which would be included within the 25% limitation); (iv) invest in contracts for the sale of real estate; (v) engage in any short sale, or borrow, on an unsecured basis unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (vi) engage in trading, as compared with investment activities; (vii) acquire securities in any Corporation holding investments or engaging in activities prohibited by this section; (viii) engage in underwriting or the agency distribution of securities issued by others; (ix) issue redeemable equity securities; (x) issue debt securities unless the historical debt service coverage (in the most recently complete fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (xi) isue options or warrants to purchase its shares to the Advisor, Sponsor, Directors or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. The Corporation may issue options or warrants to persons not so connected with the Corporation but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Adviser, Sponsor, Directors or any Affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of the Corporation on the date of grant of any options or warrants; or (xii) issue its shares on a deferred payment basis or other similar arrangement.

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ARTICLE IX
MISCELLANEOUS

9.1          Tax on Disqualified Organizations. If the Corporation incurs any tax pursuant to Section 860E(e)(6) of the Code as the result of any “excess inclusion” income (within the meaning of Section 860E of the Code) of the Corporation allocable to a “disqualified organization” (as defined in Section 860E(e)(5) of the Code) that holds Common Stock or Preferred Stock in record name, the Corporation shall reduce the distributions payable to any such “disqualified organization” in the manner described in Treasury Regulations Section 1.860E-2(b)(4), by reducing from one or more distributions to be paid to such Stockholder an amount equal to the tax incurred by the Corporation pursuant to Section 860E(e)(6) as a result of such Stockholder’s stock ownership.

9.2          Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall be entitled to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former Director or officer of the Corporation or (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a Director, officer, partner, member, manager or trustee of another corporation, statutory real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the foregoing capacities. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in clause (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of these Articles or the Bylaws inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

9.3          Amendments. The Corporation reserves the right from time to time to make any amendment to these Articles, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any shares of outstanding stock. All rights and powers conferred by these Articles are granted subject to this reservation. Except as otherwise provided in these Articles and except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in these Articles, any amendment to these Articles shall be valid if approved by the affirmative vote of Stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

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IN WITNESS WHEREOF, I have signed these Articles and acknowledge the same to be my act.

By:	/s/ Jesse Prince

Name:	Jesse Prince, Sole Incorporator

Address:	1 N. 4th Place, Suite 27L Brooklyn, NY 11249

THE CORPORATION TRUST INCORPORATED

By:	/s/ Kathryn A. Widdoes

Name:	Kathryn A. Widdoes, Assistant Secretary

Signature Page to Articles of Incorporation